ADVANCED SERIES TRUST Amended Schedule “A”
Portfolio	Contractual Fee Rate
AST AQR Emerging Markets Equity Portfolio

1.09% of average daily net assets to $300 million;
1.08% on next $200 million of average daily net assets;
1.07% on next $250 million of average daily net assets;
1.06% on next $2.5 billion of average daily net assets;
1.05% on next $2.75 billion of average daily net assets;
1.02% on next $4 billion of average daily net assets;
1.00% over $10 billion of average daily net assets

AST Prudential Flexible Multi-Strategy Portfolio

1.14% of average daily net assets to $300 million;
1.13% on next $200 million of average daily net assets;
1.12% on next $250 million of average daily net assets;
1.11% on next $2.5 billion of average daily net assets;
1.10% on next $2.75 billion of average daily net assets;
1.07% on next $4 billion of average daily net assets;
1.05% over $10 billion of average daily net assets

AST Goldman Sachs Global Growth Allocation Portfolio

0.94% of average daily net assets to $300 million;
0.93% on next $200 million of average daily net assets;
0.92% on next $250 million of average daily net assets;
0.91% on next $2.5 billion of average daily net assets;
0.90% on next $2.75 billion of average daily net assets;
0.87% on next $4 billion of average daily net assets;
0.85% over $10 billion of average daily net assets

AST Goldman Sachs Strategic Income Portfolio

0.856% of average daily net assets to $300 million;

0.846% on next $200 million of average daily net assets;

0.836% on next $250 million of average daily net assets;

0.826% on next $2.5 billion of average daily net assets;

0.816% on next $2.75 billion of average daily net assets;

0.786% on next $4 billion of average daily net assets;

0.766% over $10 billion of average daily net assets

AST Legg Mason Diversified Growth Portfolio	0.89% of average daily net assets to $300 million;
0.88% on next $200 million of average daily net assets;
0.87% on next $250 million of average daily net assets;
0.86% on next $2.5 billion of average daily net assets;
0.85% on next $2.75 billion of average daily net assets;
0.82% on next $4 billion of average daily net assets;
0.80% over $10 billion of average daily net assets
AST T. Rowe Price Diversified Real Growth Portfolio	0.89% of average daily net assets to $300 million;
0.88% on next $200 million of average daily net assets;
0.87% on next $250 million of average daily net assets;
0.86% on next $2.5 billion of average daily net assets;
0.85% on next $2.75 billion of average daily net assets;
0.82% on next $4 billion of average daily net assets;
0.80% over $10 billion of average daily net assets

AST FQ Absolute Return Currency Portfolio

0.99% of average daily net assets to $300 million;

0.98% on next $200 million of average daily net assets;

0.97% on next $250 million of average daily net assets;

0.96% on next $2.5 billion of average daily net assets;

0.95% on next $2.75 billion of average daily net assets;

0.92% on next $4 billion of average daily net assets;

0.90% over $10 billion of average daily net assets

AST Franklin Templeton K2 Global Absolute Return Portfolio

0.94% of average daily net assets to $300 million;
0.93% on next $200 million of average daily net assets;
0.92% on next $250 million of average daily net assets;
0.91% on next $2.5 billion of average daily net assets;
0.90% on next $2.75 billion of average daily net assets;
0.87% on next $4 billion of average daily net assets;
0.85% over $10 billion of average daily net assets

AST BlackRock Multi-Asset Income Portfolio

0.94% of average daily net assets to $300 million;
0.93% on next $200 million of average daily net assets;
0.92% on next $250 million of average daily net assets;
0.91% on next $2.5 billion of average daily net assets;
0.90% on next $2.75 billion of average daily net assets;
0.87% on next $4 billion of average daily net assets;
0.85% over $10 billion of average daily net assets

Fee Schedule revised and restated as of April 15, 2014.